Exhibit 99.1

Schedule A
Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

							Rate Type/	Next	Initial
		Settlement	Maturity	Next		Call	Rate	Call	Coupon	Par
Trade Date	CUSIP	Date	Date	Pay Date	Call Type (1)	Style (2)	Sub-Type (3)(4)	Date	Rate	Amount
12/28/2016	3130A0JR2	12/30/2016	12/13/2019	06/13/2017	Non- Callable	N/A	Fixed/ Constant	N/A	2.375%	$5,000,000
12/28/2016	3130AAHE1	12/30/2016	12/08/2023	06/08/2017	Non- Callable	N/A	Fixed/ Constant	N/A	2.500%	$2,000,000
12/28/2016	3130AAJP4	01/20/2017	07/01/2020	07/01/2017	Non- Callable	N/A	Fixed/ Constant	N/A	1.740%	$30,000,000
12/28/2016	313376BR5	12/30/2016	12/14/2018	06/14/2017	Non- Callable	N/A	Fixed/ Constant	N/A	1.750%	$1,500,000
12/28/2016	313376C94	12/30/2016	12/10/2021	06/10/2017	Non- Callable	N/A	Fixed/ Constant	N/A	2.625%	$1,500,000
12/29/2016	3130AAJS8	12/30/2016	05/30/2019	05/30/2017	Non- Callable	N/A	Fixed/ Constant	N/A	1.385%	$16,000,000
12/29/2016	3130AAJV1	12/30/2016	06/28/2019	06/28/2017	Non- Callable	N/A	Fixed/ Constant	N/A	1.400%	$10,000,000

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Multi-European - redeemable on particular dates only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.